Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 148	Trade Date: 10/12/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 10/15/2004

The date of this Pricing Supplement is October 12, 2004

CUSIP or Common Code:	41013NDQ8	41013NDR6	41013NDS4	41013NDT2	41013NDU9

Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Principal Amount:	$1,226,000.00	$570,000.00	$558,000.00	$578,000.00	$981,000.00

Proceeds to Issuer:	$1,218,337.50	$565,440.00	$552,420.00	$570,775.00	$967,266.00

Discounts and Commissions:	0.625%	0.800%	1.000%	1.250%	1.400%

Reallowance:	0.150%	0.150%	0.150%	0.200%	0.200%

Dealer:	99.500%	99.375%	99.250%	99.000%	98.850%

Maturity Date:	10/15/2007	10/15/2008	10/15/2009	10/15/2011	10/15/2012

Stated Annual Interest Rate:	3.050%	3.400%	3.700%	4.000%	4.250%

Interest Payment Frequency:	Monthly	Monthly	Semi	Monthly	Monthly

First Payment Date:	11/15/2004	11/15/2004	4/15/2005	11/15/2004	11/15/2004

Additional Amounts:	N/A	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	No	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	N/A	N/A

Original Issue Discount[1]:	N/A	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders — Original Issue Discount Notes" in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 148	Trade Date: 10/12/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 10/15/2004

The date of this Pricing Supplement is October 12, 2004

CUSIP or Common Code:	41013NDV7	41013NDW5	41013NDY1	41013NDZ8

Price to Public:	100.000%	100.000%	100.000%	100.000%

Principal Amount:	$4,845,000.00	$147,000.00	$2,237,000.00	$4,679,000.00

Proceeds to Issuer:	$4,777,170.00	$144,795.00	$2,197,852.50	$4,562,025.00

Discounts and Commissions:	1.400%	1.500%	1.750%	2.500%

Reallowance:	0.200%	0.200%	0.275%	0.350%

Dealer:	98.850%	98.850%	98.650%	97.900%

Maturity Date:	10/15/2012	10/15/2014	10/15/2016	10/15/2029

Stated Annual Interest Rate:	Step: 3.250% through 4/14/2007, and 6.000% thereafter (unless called)	4.500%	5.100%	5.500%

Interest Payment Frequency:	Monthly	Monthly	Semi	Semi

First Payment Date:	11/15/2004	11/15/2004	4/15/2005	4/15/2005

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	Yes	No	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	4/15/2007 Callable one time only at 100% on call date above with 30 days notice.	N/A	4/15/2007 Callable one time only at 100% on call date above with 30 days notice.	10/15/2009 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders — Original Issue Discount Notes" in the Prospectus.